EXHIBIT 10.34
AMERICAN EXPRESS
ANNUAL INCENTIVE AWARD PLAN
(As amended and restated effective January 1, 2011)
PURPOSE
     The purpose of this Annual Incentive Award Plan (the “Plan”) is to provide added incentive for those officers and key executives of American Express Company (the “Company”) and its subsidiaries who are in a position to make substantial contributions to the earnings and growth of these companies and to reward them collectively and individually for performance which contributes significantly toward such earnings and growth. The companies participating in the Plan (the “Participating Companies”) include the Company and such other corporations as may be taking part in the Plan from time to time pursuant to Article 8.
ARTICLE 1
ADMINISTRATION OF THE PLAN
     1.1 Administration. The Plan shall be administered by the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) as constituted from time to time, unless and until the Board provides otherwise.
     1.2 Authority and Delegation. The Committee shall be responsible for the general administration of the Plan. It shall also be responsible for the interpretation of the Plan and the determination of all questions arising hereunder. It shall have power to establish, interpret, enforce, amend and revoke from time to time such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate. The Committee shall also have the power to delegate any of its authority under the Plan as allowed by law. Any action taken by the Committee within the scope of its authority shall be final and binding upon the Participating Companies, upon each and every person who participates in the Plan and any successors in interest of such persons, and any and all other persons claiming under or through any such person.
     1.3 Indemnification. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, unless such act or omission constitutes willful misconduct on his part.
ARTICLE 2
ANNUAL PERFORMANCE GOALS, PAYMENT GRID AND AWARD GUIDELINES
     2.1 Establishment. As soon as practicable at the beginning of each calendar year, the Committee shall determine the individual, division/group, Company or other appropriate performance goals, payment grid and award guidelines for such calendar year. In fixing such goals, grid and guidelines, the Committee shall receive and consider the recommendations of the Chief Executive Officer of the Company (the “CEO”), who, in turn, shall have received and considered the respective recommendations of other appropriate officers and executives of the Participating Companies.
     2.2 Adjustment. If the Committee finds, during the course of and with respect to any year, that any of the performance goals, payment grid or award guidelines determined as herein above provided would not be justified for such year in the circumstances, it may in its sole discretion fix such performance goals, payment grid or award guidelines for such year at such different levels as it deems appropriate.
ARTICLE 3
PARTICIPATION IN THE PLAN
     3.1 Participation. Those eligible to participate in the Plan for any calendar year shall include such key executives of the Participating Companies as shall be designated by the Committee. In designating such persons the Committee shall receive and consider the recommendations of the CEO, who, in turn, shall have received and considered the respective recommendations of other appropriate officers and executives of the Participating Companies. However, the Committee shall have full authority to act in the matter and its determination shall be in all respects final and conclusive. Further, the Committee shall have full authority to delegate eligibility determination. Participants shall be designated prior to the beginning of the year or as soon as practicable thereafter, but new executives or executives whose duties and responsibilities have been materially increased during the year may be designated participants for such year at any time during the year. Designation as a participant shall not of itself entitle a person to receive payment of an award under the Plan. Participants must generally remain in continuous active employment with the Participating Company (or an affiliate thereof), through the end of the performance period (calendar-year end) and up until the payment date, and shall also make progress towards the applicable award goals and shall fulfill the conditions of Article 7.
     3.2 Special Awards. The Committee, upon recommendations as provided by Section 4.1, may also make special awards to a limited number of participants under the Plan. The CEO may also authorize special awards under the Plan, at any time or times during the year, provided that any special awards authorized by the CEO shall be reported to the Committee at its next regular meeting. These special awards shall be made in recognition of outstanding individual achievement.
     3.3 Committee Members Ineligible. No member of the Committee shall be eligible to participate in or receive any awards under the Plan.
ARTICLE 4
DETERMINATION OF AWARDS
     4.1 Determination of Awards. As soon as practicable after the end of each calendar year, the Committee shall fix the amount of each award. The Committee shall also have the power to delegate to the CEO the authority to approve individual awards and award changes for employees below the Senior Vice President level (below Band 70). Notwithstanding the previous sentence, the Committee shall continue to approve awards for Senior Vice Presidents and higher (Band 70 and above), and to approve the aggregate awards for all participants in Bands 35 and above, subject to adjustment for delegated award changes after each February. In determining the aggregate awards, the Committee may approve the establishment of maximum award guidelines for employees of a Participating Company, division, business unit or other designated group, based upon specified company and other applicable organizational performance goals subject to applicable past limitations. In fixing such awards the Committee shall receive and consider the recommendations of the CEO who, in turn, shall have received and considered the respective recommendations of other appropriate officers and executives of the Participating Companies, as to whether and to what extent the individual, division/group or company performance goals have been met for such year, and as to where in the range of award guidelines each participant’s performance falls. Individual awards shall then be calculated based on the applicable payment grid, subject to available pool monies.
     4.2 Award Limits. Except for awards payable as a result of a Change in Control pursuant to Section 6.1, no award to a single participant for any year shall exceed (a) 200 percent of the Participant’s total award guideline for such year, or (b) 200 percent of the participant’s base salary for such year.
ARTICLE 5
PAYMENT OF AWARDS
     5.1 Payment. Each award, if any, shall be paid on or after January 31st of the calendar year immediately following the end of the performance period, as soon as practicable after the amount of the award shall have been determined, or at such subsequent time or times as the Committee shall determine, but in no event later than 90 days after January 31st of the calendar year immediately following the end of the performance period. Such payment shall be made in cash unless the Committee, at any time or from time to time, according to rules and regulations of general application, provides for a different method of payment, in whole or in part, of awards, including, but not limited to, the issuance or transfer of securities or other property, including common shares or other securities of the Company, another corporation or of a regulated investment company or companies, subject to restrictions and requirements to assure compliance with the conditions set forth in Article 7 and elsewhere in the Plan and such other restrictions and requirements as the Committee shall prescribe.
     5.2 Effect of Termination, Retirement, Disability and Death. The Committee has the sole discretion to consider the payment, if any, of an award for a participant in the event of the participant’s termination, retirement, disability, death or other individual circumstances before the award payment date; provided, however, the payment of an award by reason of the occurrence of such an event shall still be made at the time specified in Section 5.1. The Committee, upon recommendation provided by management, will approve to what extent, if any, payment of an award should be made if termination occurs after December 31, but before the actual payment date.
     5.3 Payment in the Event of Death. If any award shall become payable by reason of or following the death of a participant or former participant, such award shall be payable, at the time specified in Section 5.1 and in the same manner as if such participant or former participant were alive, to such beneficiaries of the participant or former participant as he shall have designated in the manner described herein. If such participant or former participant shall have failed to designate any beneficiary, or if no such beneficiary shall survive him, then such payments shall be made to his legal representatives. With the approval of the Committee, a participant or former participant may designate one or more beneficiaries by executing and delivering to the Committee or its delegate written notice thereof at any time prior to his death, and may revoke or change the beneficiaries designated therein without their consent by written notices similarly executed and delivered to the Committee at any time and from time to time prior to his death. No such Participating Company is required to pay any amount to the beneficiary or legal representatives of any former participant until such beneficiary or legal representatives shall have furnished evidence satisfactory to it of the payment or provision for the payment of all estate, transfer, inheritance and death taxes, if any, which may be payable with respect thereto.
     5.4 Withholding. Any Participating Company required to make payments under the Plan shall deduct and withhold from any such payment all amounts which its officers believe in good faith the Participating Company is required to deduct or withhold pursuant to the laws of any jurisdiction whatsoever or, in the event that any such payment shall be made in securities, shall require that arrangements satisfactory to such Participating Company shall be made for the payment of all such amounts before such securities are delivered.
     5.5 Deferral of Awards. Upon a deferral of the payment of an award pursuant to a deferral plan of a Participating Company, the terms of the deferral and the payments thereunder shall be governed by the provision of such deferral plan. The obligation of any Participating Company to make deferred payments when due is merely contractual, and no amount credited to an account of a participant or former participant on the books of any Participating Company shall be deemed to be held in trust for such participant or former participant or for his beneficiary or legal representatives. Nothing contained in the Plan shall require any Participating Company to segregate or earmark any cash or other property. Any securities or other property held or acquired by any such Participating Company specifically for use under the Plan or otherwise shall, unless and until transferred in accordance with the terms and conditions of the Plan, be and at all times remain the property of such Participating Company, irrespective of whether such securities or other property are entered in a special account for the purpose of the Plan, and such securities or other property shall at all times be and remain available for any corporate purpose.
ARTICLE 6
CHANGE IN CONTROL
     6.1 Effect of Change in Control. If within two years following the occurrence of a Change in Control (as defined in Section 6.3), a participant experiences a separation from service (as that term is defined for purposes of Section 409A of the Code) that would otherwise entitle him to receive the payment of severance benefits under the provisions of the severance plan that is in effect and in which he participates as of the date of such Change in Control, and the participant is at Job Band 50 or higher on the date of such separation from service, then such participant shall, notwithstanding the provisions of Article 5, be paid, within five days after the date of such separation from service, a pro rata award under the Plan equal to: (a) the average award paid or payable to such participant under the Plan (or any other award program of the Participating Company or one of its subsidiaries at the time of such prior payment) for the two years prior to the Change in Control (or if such participant has not received two such awards, the most recent award paid or payable (or target amount so payable if such participant has not previously received any such award) to such participant under the Plan (or any other award program of the Participating Company or one of its subsidiaries at the time of such prior payment)); multiplied by (b) the number of full or partial months that have elapsed during the performance year under the Plan at the time of such separation from service divided by 12; provided that in the event such separation from service occurs after the end of the performance year, but before the payment date, then the multiplier in clause (b) of the preceding sentence shall be one.
     6.2 Excise Tax. This Section 6.2 shall apply in the event of Change in Control.
          (a) In the event that any payment or benefit received or to be received by a participant hereunder in connection with a Change in Control or such participant’s termination of employment (hereinafter referred to collectively as the “Payments”), will be subject to the excise tax (the “Excise Tax”) referred to in Section 4999 of the Code, then the Payments shall be reduced to the extent necessary so that no portion of the Payments is subject to the Excise Tax but only if (A) the net amount of all Total Payments (as hereinafter defined), as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments), is greater than or equal to (B) the net amount of such Total Payments without any such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of Excise Tax to which a participant would be subject in respect of such unreduced Total Payments); provided, however, that the participant may elect in writing to have other components of his Total Payments reduced prior to any reduction in the Payments hereunder.
          (b) For purposes of determining whether the Payments will be subject to the Excise Tax, the amount of such Excise Tax and whether any Payments are to be reduced hereunder: (i) all payments and benefits received or to be received by a participant in connection with such Change in Control or such participant’s termination of employment, whether pursuant to the terms of the Plan or any other plan, arrangement or agreement with a Participating Company, any Person (as such term is defined in Section 6.3(a)) whose actions result in such Change in Control or any Person affiliated with the Participating Company or such Person (all such payments and benefits being hereinafter referred to as the “Total Payments”), shall be treated as “parachute payments” (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor, or if that firm refuses to serve, by another qualified firm, whether or not serving as independent auditors, designated by the Administration Committee (the “Auditor”), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(2)(A) or Section 280G(b)(4)(A) of the Code; (ii) no portion of the Total Payments the receipt or enjoyment of which the participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (iii) all “excess parachute payments” within the meaning of Section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of the Auditor, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the Base Amount (within the meaning of Section

280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; and (iv) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code and regulations or other guidance thereunder. For purposes of determining whether any Payments in respect of a participant shall be reduced, the participant shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation (and state and local income taxes at the highest marginal rate of taxation in the state and locality of such participant’s residence, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes) in the calendar year in which the Payments are made. The Auditor will be paid reasonable compensation by the Company for its services.
          (c) As soon as practicable following a Change in Control, but in no event later than 30 days thereafter, the Company shall provide to each participant with respect to whom it is proposed that Payments be reduced, a written statement setting forth the manner in which the Total Payments in respect of such participant were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).
     6.3 Definition of Change in Control. For purposes of the Plan, “Change in Control” means the happening of any of the following:
          (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25 percent or more of either (i) the then-outstanding common shares of the Company (the “Outstanding Company Common Shares”); or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (i) any acquisition directly from the Company; (ii) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a “Subsidiary”); (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iv) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities; (v) any acquisition by an individual, entity or group that is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor schedule), provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor schedule), then, for purposes of this subsection, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by it on such date; or (vi) any acquisition by any corporation pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of Section 6.3(c) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) became the beneficial owner of 25 percent or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company which, by reducing the number of Outstanding Company Common Shares or Outstanding Company Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Company Common Shares or Outstanding Company Voting Securities which increases the percentage of the Outstanding Company Common Shares or Outstanding Company Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or
          (b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or
          (c) The consummation of a reorganization, merger, statutory share exchange, consolidation, or similar corporate transaction involving the Company or any of its direct or indirect Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any parent thereof) more than 50 percent of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such Business Combination or any parent or subsidiary thereof, and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 25 percent or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25 percent or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination (or any parent thereof) or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or
          (d) The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (i) more than 50 percent of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be; (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary or of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25 percent or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25 percent or more of respectively, the then-outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then-outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors; and (iii) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company; or
          (e) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
ARTICLE 7
CONDITIONS AND FORFEITURES
     7.1 Conditions. In addition to any other condition that may be imposed by the Committee, the payment of all awards (or any part thereof) under the Plan shall be contingent on the following:
          (a) The participant or former participant entitled thereto shall refrain from engaging (i) in any business or other activity which, in the judgment of the Committee is competitive with any activity of any Participating Company or any affiliate thereof, in which he was engaged at any time during the last five years of his employment by a Participating Company or any affiliate thereof; or (ii) in any business or other activity which is so competitive and of which he shall have special knowledge as the result of having been employed by the Participating

Company or any affiliate thereof; and from counseling or otherwise assisting any person, firm or organization that is so engaged;
          (b) The participant shall not furnish, divulge or disclose to any unauthorized person, firm or other organization any trade secrets, information or data with respect to any Participating Company or any affiliate thereof, or any of their employees, that he shall have reason to believe is confidential;
          (c) The participant will make himself available for such consultation and advice concerning matters with respect to which he was familiar while employed by any Participating Company or affiliate as may reasonably be requested, taking fairly into consideration his age, health, residence and individual circumstances and the total amount of the payments that he is receiving, and shall render such assistance and cooperation (including testimony and depositions) in respect of matters of which he shall have knowledge, as may reasonably be requested in any action, proceeding or other dispute, pending or prospective, to which any Participating Company or affiliate may be a party or in which it may have an interest. The participant or former participant shall have no obligation to render any services after he shall have ceased to be an employee of the Participating Companies and affiliates thereof, except as may be required under this subparagraph, and the death of the participant or former participant, or the failure to call upon him for the rendition of services called for under this Section 7.1(c), shall not in any way affect the right of the participant or former participant or his beneficiary or legal representatives, as the case may be, to receive any unpaid portion of any amounts payable to him; and
          (d) The participant’s employment by any Participating Company, subsidiary or any affiliate thereof, shall not have terminated as a result of his gross negligence, willful misconduct or poor performance and he shall not, while employed by a Participating Company, subsidiary or affiliate, have engaged in conduct which, had it been known at the time, would have resulted, on grounds of gross negligence or willful misconduct, in the termination of his employment by the Participating Company, subsidiary or affiliate by which he had been employed.
     7.2 Forfeiture. If, in the judgment of the Committee, reasonably exercised, a participant or former participant shall have failed at any time to comply with any of the conditions set forth in Section 7.1, the obligation of the Participating Company to make further payments to such participant or former participant or his beneficiary or legal representatives shall forthwith terminate, provided that no amount paid prior to the date of any such determination by the Committee shall be required to be repaid.
     7.3 No Assignment. No payment of any award under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No payment of any award shall be subject to any jurisdictional payment requirement upon death or termination. No such payments shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto, except as specifically provided in rules or regulations established by the Committee under the Plan; and in the event that any participant, former participant or beneficiary under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such payment or a part thereof, then all such payments due him shall cease and in that event, the Participating Company shall hold and apply the same to or for his benefit or that of his spouse, children, or other dependents, or any of them, in such manner and in such proportions as the Committee, with the approval of the chief executive officer of such Participating Company, may deem proper.
ARTICLE 8
PARTICIPATING COMPANIES
     8.1 Participating Companies. Any subsidiary that the Committee (based on the recommendations of the CEO) or the Board has approved as a Participating Company may, with such approval, become a Participating Company upon delivering to the Committee certified copies of resolutions duly adopted by its board of directors to the effect that it adopts the Plan and consents to have the Plan administered by the Committee.
     8.2 Withdrawal. Any subsidiary which is a Participating Company may cease to be a Participating Company at any time and shall cease to be one upon delivering to the Committee certified copies of an appropriate resolution duly adopted by its board of directors terminating its participation. If any Participating Company hereunder ceases to be a subsidiary, such corporation may continue to be a Participating Company hereunder only upon such terms and conditions as the Company and such corporation shall agree upon in writing. In no event shall the termination of a corporation’s participation in the Plan relieve it of obligations theretofore incurred by it under the Plan, except to the extent that the same have been assumed by another corporation pursuant to Section 8.3.
     8.3 Successors. Any corporation which succeeds to all or any part of the business or assets of a Participating Company may, by appropriate resolution of its board of directors, adopt the Plan and shall thereupon succeed to such rights and assume such obligations hereunder as such corporation, such Participating Company and the Company shall have agreed upon in writing.
     8.4 Definition of Subsidiary. For the purposes of this Article 8, the term “subsidiary” shall mean any corporation (other than the Company and any non-Participating Company specifically designated by the Committee) in one or more unbroken chains of corporations connected through stock ownership with the Company, if the Company directly or indirectly through one or more such chains owns stock possessing more than 50 percent of the total combined voting power of all classes of stock and more than 50 percent of each class of non-voting stock of such corporation.
ARTICLE 9
GENERAL PROVISIONS
     9.1 Amendment and Termination. The Board may amend the Plan in whole or in part from time to time, and may terminate it at any time, without prior notice to any interested party, provided, however, that the Plan may not be amended in a manner that would cause the Plan to fail to comply with Section 409A. The Board may delegate its amendment power to such individual or individuals as it deems appropriate in its sole discretion. The foregoing sentence to the contrary notwithstanding, for a period of two years and one day following a Change in Control, neither the Board nor the Committee may amend the Plan in a manner that is detrimental to the rights of any participant of the Plan without his written consent. No amendment or termination shall deprive any participant, former participant, beneficiary or legal representatives of a former participant of any right under the Plan as such right exists at the time of such amendment or termination, nor increase the obligations of any company that is or has been a Participating Company without its consent.
     9.2 No Right to Employment. Nothing in the Plan shall be construed as giving any person employed by a company which is or has been a Participating Company the right to be retained in the employ of such company or any right to any payment whatsoever, except to the extent provided by the Plan. Each such company shall have the right to dismiss any employee at any time with or without cause and without liability for the effect which such dismissal might have upon him as a participant under the Plan.
     9.3 Other Benefits. The Plan shall not be deemed a substitute for any other employee benefit or compensation plans or arrangements that may now or hereafter be provided for employees. The Plan shall not preclude any group, division, subsidiary or affiliate of the Company, whether or not a Participating Company, from continuing or adopting one or more separate or additional such plans or arrangements for all or a defined class of the employees of such group, division, subsidiary or affiliate. Any payment under any such plan or arrangement may be made independently of the Plan.
     9.4 Consent to Actions Taken. By accepting any benefits under the Plan, each participant, each beneficiary and each person claiming under or through him shall be conclusively bound by any action or decision taken or made, or to be taken or to be made under the Plan, by the Company, the Board or the Committee.
     9.5 Interpretation. The masculine pronoun includes the feminine, the singular the plural, and vice versa wherever appropriate.
     9.6 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York.
     9.7 Section 409A. It is intended that the benefits under the Plan comply with the requirements of Section 409A of the Code and the Treasury Regulations promulgated and other official guidance issued thereunder, and the Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent and the American Express Section 409A Compliance Policy, as amended from time to time, and any successor policy thereto.
* * * * *

11